Exhibit 3.4

Nova Scotia

CERTIFICATE OF REGISTRATION

Corporations Registration Act

Registry Number

3214914

Name of Company

CANADA’S WONDERLAND COMPANY

I hereby certify that the above-mentioned company, resulting from the amalgamation of:

3147010 NOVA SCOTIA COMPANY

CANADA’S WONDERLAND COMPANY

is hereby registered this date under the Corporations Registration Act.

Registrar of Joint Stock Companies

March 26, 2007

Date of Registration

Nova Scotia

CERTIFICATE OF AMALGAMATION

Companies Act

Registry Number

3214914

I hereby certify that

3147010 NOVA SCOTIA COMPANY

CANADA’S WONDERLAND COMPANY

having entered into an amalgamation subsequently approved by Order of the Supreme Court of Nova Scotia, have amalgamated and the name of the amalgamated company is:

CANADA’S WONDERLAND COMPANY

and the amalgamation is approved by the Registrar of Joint Stock Companies effective this date and the liability of the members is unlimited.

Registrar of Joint Stock Companies

March 26, 2007

Date of Amalgamation